UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
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PROXY STATEMENT

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IEC ELECTRONICS CORP.
(Name of Registrant as Specified in its Charter)

VINTAGE OPPORTUNITY PARTNERS LP
VINTAGE CAPITAL MANAGEMENT, LLC
KAHN CAPITAL MANAGEMENT, LLC
BRIAN R. KAHN
KEITH M. BUTLER
CHARLES P. HADEED
LYNN J. HARTRICK
ANDREW M. LAURENCE
JEREMY R. NOWAK
JEFFREY T. SCHLARBAUM
ERIC SINGER

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VINTAGE CAPITAL ANNOUNCES THAT ALL THREE MAJOR PROXY ADVISORS – ISS, GLASS LEWIS AND EGAN-JONES – RECOMMEND IEC ElECTRONICS STOCKHOLDERS vote on the Gold proxy card

EGAN-JONES RECOMMENDS STOCKHOLDERS VOTE FOR ALL SEVEN VINTAGE NOMINEES

Orlando, FL, January 22, 2015 – Vintage Capital Management, LLC (“Vintage”), the largest stockholder of IEC Electronics Corp. (NYSE MKT:IEC), today announced that all three major proxy advisors recommend that stockholders vote on the GOLD proxy card for Vintage’s nominees.

In its report today, Egan-Jones recommended that stockholders vote for all seven Vintage nominees because of their belief that “the [Vintage] slate does have a better strategy and relevant experience to execute Vintage’s plans and maximize value for all shareholders” and that “Jeffrey T. Schlarbaum, IEC’s former President, deserves the opportunity to deliver on Vintage’s strategy with the support of the rest of the [Vintage] nominees, addressing the Company’s performance.”

In addition to ISS and Glass Lewis, Egan-Jones becomes the third independent proxy advisory service to recommend that stockholders vote on Vintage’s GOLD proxy card. In its recommendation, ISS noted that “the risk of a complete change in the board ... is likely less worrisome than the risk of leaving all seven incumbents in place, and missing entirely the opportunity to effect meaningful change in the company’s performance.” Glass Lewis concurred, stating that they “see room for improvement on the IEC board, owing to the recent operational struggles, unsatisfactory communication with shareholders and reoccurring instances of poor corporate governance.”

In his own words, IEC’s long-time chairman and current CEO, W. Barry Gilbert, admits that IEC’s “performance has not been brilliant over these last two years.” IEC stockholders should ask themselves, given IEC’s and Mr. Gilbert’s dismal performance over the past two years, whether the incumbent Board of Directors has the credibility to turn IEC around.

Vintage urges all IEC stockholders to join it and vote today on the GOLD card for its qualified nominees and for necessary change on IEC’s Board of Directors.

ABOUT VINTAGE CAPITAL MANAGEMENT, LLC:

Vintage Capital Management, LLC (“Vintage”) is a value-oriented, operations-focused private and public equity investor specializing in the aerospace & defense, manufacturing and consumer sectors with a 15-year track record of consistently successful returns. Vintage adheres strictly to a capital preservation approach defined by its commitment to control (economic or otherwise); vigilant analysis; structural advantages; and partnership with successful operators well known to Vintage.

CONTACT:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger, 212-750-5833